Exhibit 5.3

Morgan, Lewis & Bockius LLP 101 Park Avenue New York, NY 10178-0600 Tel. 212.309.6000 Fax: 212.309.6001 www.morganlewis.com

June 21, 2012

Ameren Corporation

Union Electric Company

Ameren Illinois Company

c/o Ameren Corporation

1901 Chouteau Avenue

St. Louis, Missouri 63103

Ladies and Gentlemen:

As counsel to Ameren Corporation, a Missouri corporation (“Ameren”), Union Electric Company, a Missouri corporation (“UE”), and Ameren Illinois Company, an Illinois corporation (“AIC”), we have participated in the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) to be filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration by:

(a) Ameren of an unspecified amount of its (i) senior debt securities (“Ameren Senior Debt Securities”), (ii) subordinated debt securities (“Ameren Subordinated Debt Securities”), (iii) common stock, $.01 par value (“Common Stock”), (iv) preferred stock (“Ameren Preferred Stock”), (v) stock purchase contracts (“Stock Purchase Contracts”), and (vi) stock purchase units, each comprised of a Stock Purchase Contract and any of Ameren Senior Debt Securities, Ameren Subordinated Debt Securities, or debt obligations of third parties (including, but not limited to, United States Treasury securities), in each case pledged to secure the holder’s obligation to purchase shares under the Stock Purchase Contract (“Stock Purchase Units”);

(b) UE of an unspecified amount of its (i) senior secured debt securities (“UE Senior Secured Debt Securities”), (ii) first mortgage bonds (“UE Bonds”), (iii) senior unsecured debt securities (“UE Senior Unsecured Debt Securities”), and (iv) preferred stock (“UE Preferred Stock”); and

(c) AIC of an unspecified amount of its (i) senior secured debt securities (“AIC Senior Secured Debt Securities”), (ii) first mortgage bonds (“AIC Bonds”), (iii) senior unsecured debt securities (“AIC Senior Unsecured Debt Securities”), and (iv) preferred stock (“AIC Preferred Stock”, and together with the Ameren Senior Debt Securities, Ameren Subordinated Debt Securities, Common Stock, Ameren Preferred Stock, Stock Purchase Contracts, Stock Purchase Units, UE Senior Secured Debt Securities, UE Bonds, UE Senior Unsecured Debt Securities, UE Preferred Stock, AIC Senior Secured Debt Securities, AIC Bonds, and AIC Senior Unsecured Debt Securities, the “Securities”).

New York    Philadelphia    Washington    Los Angeles    San Francisco    Miami    Pittsburgh    Princeton    Chicago    Minneapolis

Palo Alto    Dallas    Houston    Harrisburg    Irvine    Boston    Wilmington    London     Paris    Brussels    Frankfurt    Beijing    Tokyo

We have reviewed originals (or copies certified or otherwise identified to our satisfaction) of the Registration Statement (including the exhibits thereto), the Restated Articles of Incorporation, as amended (“Ameren Charter”), and By-Laws of Ameren, the Restated Articles of Incorporation (“UE Charter”), and By-Laws of UE, and the Restated Articles of Incorporation (“AIC Charter”), and Bylaws of AIC, each as in effect on the date hereof, corporate and other documents, records and papers and certificates of public officials, and other such documents and materials as we have deemed necessary or appropriate to enable us to deliver this opinion. In this review, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and conformity to original documents of all documents submitted to us as copies. We have not examined, and are expressing no opinion or belief as to matters relating to, titles to property, franchises or the lien of the UE or AIC mortgage indentures.

On the basis of such review and assuming that (a) the applicable provisions of, and the rules and regulations promulgated under, the Securities Act and the Trust Indenture Act of 1939, as amended, and the securities or “blue sky” laws of applicable states or other jurisdictions shall have been complied with, (b) appropriate resolutions have been adopted by the Board of Directors (or a duly appointed committee or representative thereof) of Ameren, UE, or AIC, as the case may be, and remain effective authorizing the issuance and sale of the applicable Securities, and (c) the applicable Securities have been issued and sold upon the terms specified in such resolutions and in any required orders of the Missouri Public Service Commission, the Illinois Commerce Commission, the Federal Energy Regulatory Commission, and other applicable regulatory approvals, we are of the opinion that:

1. The Ameren Senior Debt Securities and the Ameren Subordinated Debt Securities will be legally issued and will constitute the valid and binding obligations of Ameren, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally, to general equitable principles (whether considered in a proceeding in equity or at law) and to concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any matter is brought (collectively, the “Exceptions”), when:

(a) the supplemental indenture or other instrument under the Indenture, dated as of December 1, 2001, between Ameren and The Bank of New York Mellon Trust Company, N.A., as successor trustee, as amended (“Ameren Senior Indenture”), to be entered into, or otherwise executed or adopted, in connection with the issuance of the Ameren Senior Debt Securities, or

(b) an indenture with respect to the Ameren Subordinated Debt Securities (“Ameren Subordinated Indenture”) and any supplemental indenture or other instrument thereunder to be entered into, or otherwise executed or adopted, in connection with the issuance of the Ameren Subordinated Debt Securities, as applicable, has been duly executed and delivered by the proper officers of Ameren and the trustee named therein, and when any of the Ameren Senior Debt Securities or the Ameren Subordinated Debt Securities, as the case may be, have been duly executed, authenticated, delivered and paid for in accordance with the terms of the Ameren Senior Indenture or the

Ameren Subordinated Indenture, respectively, as the case may be, and on the terms and conditions set forth in the Registration Statement.

2. The Common Stock will be legally issued, fully paid and non-assessable, when the Common Stock has been issued and sold on the terms and conditions set forth in the Registration Statement and, if issued pursuant to Stock Purchase Contracts or Stock Purchase Units, in accordance with the terms thereof, and upon receipt by Ameren of the full purchase price thereof.

3. The Ameren Preferred Stock will be legally issued, fully paid and non-assessable when:

(a) the Ameren Charter has been validly, legally and appropriately amended further designating and describing each series of Ameren Preferred Stock to be issued and sold, and

(b) such Ameren Preferred Stock has been issued and sold on the terms and conditions set forth in the Registration Statement and in compliance with the Ameren Charter and applicable Missouri law, and upon receipt by Ameren of the full purchase price thereof.

4. The Stock Purchase Contracts or the Stock Purchase Units will constitute the valid and binding obligations of Ameren, subject to the Exceptions, when:

(a) the Stock Purchase Contracts or the Stock Purchase Units, as applicable, have been issued and sold on the terms and conditions set forth in the Registration Statement, and

(b) the applicable purchase contract agreement and any related pledge agreement have been duly authorized, executed and delivered by the parties thereto.

5. The UE Senior Secured Debt Securities, the UE Bonds and the UE Senior Unsecured Debt Securities will be legally issued and will constitute the valid and binding obligations of UE, subject to the Exceptions, when:

(a) the supplemental indenture or other instrument under the Indenture, dated as of August 15, 2002, between UE and The Bank of New York Mellon, as successor trustee, as amended (“UE Senior Secured Indenture”), to be entered into, or otherwise executed or adopted, in connection with the issuance of the UE Senior Secured Debt Securities,

(b) the supplemental indenture or other instrument under the Indenture of Mortgage and Deed of Trust, dated June 15, 1937, between UE and The Bank of New York Mellon, as successor mortgage corporate trustee, as amended (“UE Mortgage”), to be entered into, or otherwise executed or adopted, in connection with the issuance of the UE Bonds, or

(c) an indenture with respect to the UE Senior Unsecured Debt Securities (“UE Senior Unsecured Indenture”) and any supplemental indenture or other instrument thereunder to be entered into, or otherwise executed or adopted, in connection with the issuance of the UE Senior Unsecured Debt Securities, as applicable, has been duly executed and delivered by the proper officers of UE and the trustee named therein, and when any of the UE Senior Secured Debt Securities, the UE Bonds or the UE Senior Unsecured Debt Securities, as the case may be, have been duly executed, authenticated, delivered and paid for in accordance with the terms of the UE Senior Secured Indenture, the UE Mortgage or the UE Senior Unsecured Indenture, respectively, as the case may be, and on the terms and conditions set forth in the Registration Statement.

6. The UE Preferred Stock will be legally issued, fully paid and non-assessable when:

(a) the UE Charter has been validly, legally and appropriately amended further designating and describing each series of UE Preferred Stock to be issued and sold, and

(b) such UE Preferred Stock has been issued and sold on the terms and conditions set forth in the Registration Statement and in compliance with the UE Charter and applicable Missouri law, and upon receipt by UE of the full purchase price thereof.

7. The AIC Senior Secured Debt Securities, the AIC Bonds and the AIC Senior Unsecured Debt Securities will be legally issued and will constitute the valid and binding obligations of AIC, subject to the Exceptions, when:

(a) the supplemental indenture or other instrument under the Indenture, dated as of June 1, 2006, between AIC and The Bank of New York Mellon Trust Company, N.A., as successor trustee, as amended (“AIC Senior Secured Indenture”), to be entered into, or otherwise executed or adopted, in connection with the issuance of the AIC Senior Secured Debt Securities,

(b) the supplemental indenture or other instrument under the General Mortgage Indenture and Deed of Trust, dated as of November 1, 1992, between AIC (as successor in interest to Illinois Power Company) and The Bank of New York Mellon Trust Company, N.A., as successor trustee, as amended (“AIC Mortgage”), to be entered into, or otherwise executed or adopted, in connection with the issuance of the AIC Bonds, or

(c) an indenture with respect to the AIC Senior Unsecured Debt Securities (“AIC Senior Unsecured Indenture”) and any supplemental indenture or other instrument thereunder to be entered into, or otherwise executed or adopted, in connection with the issuance of the AIC Senior Unsecured Debt Securities, as applicable, has been duly executed and delivered by the proper officers of AIC and the trustee named therein, and when any of the AIC Senior Secured Debt Securities, the AIC Bonds or the AIC Senior Unsecured Debt Securities, as the case may be, have been duly executed, authenticated, delivered and paid for in accordance with the terms of the AIC Senior Secured Indenture, the AIC Mortgage or the AIC Senior Unsecured Indenture, respectively, as the case may be, and on the terms and conditions set forth in the Registration Statement.

8. The AIC Preferred Stock will be legally issued, fully paid and non-assessable when:

(a) the AIC Charter has been validly, legally and appropriately amended further designating and describing each series of AIC Preferred Stock to be issued and sold, and

(b) such AIC Preferred Stock has been issued and sold on the terms and conditions set forth in the Registration Statement and in compliance with the AIC Charter and applicable Illinois law, and upon receipt by AIC of the full purchase price thereof.

This opinion is limited to the laws of the States of New York, Missouri and Illinois and the federal laws of the United States insofar as they bear on the matters covered hereby. As to all matters of Missouri law, we have relied, with your consent, upon the opinion of even date herewith rendered to you by Gregory L. Nelson, Esq., Senior Vice President, General Counsel and Secretary of Ameren. As to all matters of Illinois law, we have relied, with your consent, upon the opinion of even date herewith rendered to you by Craig W. Stensland, Associate General Counsel of Ameren Services Company, an affiliate of Ameren, which provides legal and other professional services to Ameren, UE and AIC. As to all matters of New York law, Mr. Nelson and Mr. Stensland are authorized to rely upon this opinion as if it were addressed to each of them.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any reference to us in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP